EXHIBIT 99.a5f


WAIVER OF MONTHLY DEDUCTION RIDER

This rider is a part of the base policy whose number is shown below. If not shown below, the Base Policy Number is shown on the Policy Data Page.

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BASE POLICY NUMBER

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DEFINITIONS

THE INSURED

The person insured under the base policy.

YOU, YOUR

The current owner of the base policy.

WE, US, OUR

ReliaStar Life Insurance Company at our Home Office in Minneapolis, Minnesota.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office in a form we accept. The form and content of the request or notice must be acceptable to us.

AGE

The insured's age as of the prior policy anniversary; however, if the insured's birthday is a policy anniversary, the insured's age on that birthday.

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TOTAL DISABILITY

For the first 24 months of the insured's disability, we consider the insured totally disabled if:

1.
The insured is unable to work at his or her regular occupation; or

2.
The insured has a Specific Loss.

After the first 24 months of the insured's disability, we consider the insured totally disabled if:

1.
The insured is unable to work at any job suited to his or her education, training, and experience; or

2.
The insured has a Specific Loss.

Specific Loss means the total and permanent loss of any of the following:

1.
The sight in both eyes;

2.
The use of both hands;

3.
The use of both feet; or

4.
The use of one hand and one foot.

We consider the insured totally disabled for as long as the Specific Loss lasts.


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[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440


Executed at our Home Office

John H. Flittie           President

/s/ John H. Flittie
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Susan M. Bergen           Secretary

/s/ Susan M. Bergen
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WAIVER BENEFITS

We will pay the Monthly Deduction for you if the insured becomes totally disabled and meets the Conditions for Waiver Benefits. We do not apply the Minimum Premium Requirement for the Death Benefit Guarantee during the period of total disability.

The length of time we continue the Waiver Benefits depends on when total disability begins. If the insured becomes totally disabled before Age 60, we will pay the Monthly Deduction for as long as the insured remains totally disabled. If the insured becomes totally disabled after Age 60, we will continue to pay the Monthly Deduction if the insured remains totally disabled until the later of:

1.
The insured's Age 65; or

2.
Two years from the date of disability.

When the insured is no longer totally disabled, we will stop paying the Monthly Deduction for you. If the Death Benefit Guarantee was in effect when total disability began, we apply the Minimum Premium Requirement for the Death Benefit Guarantee as of the Monthly Anniversary on or next following the date the insured is no longer totally disabled.

If the insured becomes totally disabled again, we consider it a new period of total disability. The terms of this rider apply to the new period separately from any earlier period.

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CONDITIONS FOR WAIVER BENEFITS

To pay Waiver Benefits, we need written Notice of Claim and Proof of Total Disability. All of the following conditions must also be met:

1.
The policy and this rider must be in force when the sickness or injury causing the total disability occurs;

2.
The policy and this rider must be in force when total disability begins;

3.
Total disability must begin on or after the insured's Age five and before the insured's Age 65;

4.

The insured must be continuously totally disabled for at least six months; and

5.
You must pay all the required premiums until the end of this six month period.

If we approve your claim, the Waiver Benefit begins with the Monthly Deduction due on or after the date the total disability began. Any Monthly Deductions that were deducted from the Accumulation Value of the base policy after the disability began will be added back to the Accumulation Value as of the date we approve your claim. We credit those Monthly Deductions as Net Premiums without Premium Expense Charges.

If this rider and the base policy lapse, you may still qualify for Waiver Benefits if:

1.
We receive written Notice of Claim within one year of the date of total disability;

2.
The total disability for which claim is made began before the date of lapse; and

3.
All other terms of this rider are met.


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CONDITIONS FOR WAIVER BENEFITS (CONTINUED)

NOTICE OF CLAIM

We require written Notice of Claim before we will pay any future Monthly Deductions. We must receive this Notice:

1.
While the insured is living; and

2.
Within one year of the date that total disability begins.

If you cannot give us Notice within one year, your claim may still be valid if you show that you gave us notice as soon as you could.

PROOF OF TOTAL DISABILITY

We may require written proof of the insured's total disability before we provide Waiver Benefits. This proof may include physical exams at our expense by doctors we choose. However, for each period of total disability, we can only require one exam a year after we have paid the Monthly Deductions for two consecutive years. We cannot require any exam after the insured's Age 65. We will stop paying the Monthly Deductions if you do not give us the required proof.

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COST OF RIDER BENEFITS

The cost of this rider's benefits is in addition to the cost for the base policy and is included in the Monthly Deduction. This cost is based on a Percent of the Monthly Deduction which is shown on the Policy Data Page.

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Face Amount Changes During Total Disability

While the insured is totally disabled and we are paying the Monthly Deduction for you, you are limited to making increases in the Face Amount of the base policy under the terms of a future purchase option rider, if any, attached to the base policy. You may not make any adjustments in Face Amount while we are paying the Monthly Deduction.

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DEATH BENEFIT OPTION

If the Death Benefit Option in effect at the end of the first six months of total disability is Option A (Level Amount Option), it will be changed to Option B (Variable Amount Option) on the first Monthly Anniversary Date after we approve your claim. In this case, the Face Amount of the base policy is decreased on that date so that it equals the Death Benefit under Option A minus the Accumulation Value on the Monthly Anniversary on or next following the date we approve your claim. If the Death Benefit Option in effect at the end of the first six months of the total disability is Option B, we make no change. You cannot make changes in Death Benefit Option while the insured is totally disabled.

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TERMINATION

This rider terminates:

1.
If we are not paying Waiver Benefits, at the insured's Age 65;

2.
If we are paying Waiver Benefits due to total disability which began after the insured's Age 60, the later of:

a.
The insured's Age 65, or

b.
Two years after the date of disability;


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GENERAL DEFINITIONS

WRITTEN, IN WRITING

A written request or notice, signed and dated, and re ceived at our home office. The form and content of the request or notice must be acceptable to us.

YOU, YOUR

The owner of this policy, as shown on the Policy Data Page, unless changed as allowed in this policy. The insured owns this policy unless another owner is named.

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POLICY DEFINITIONS

ACCUMULATION UNIT

A unit of measure used to determine the Variable Accumulation Value.

ACCUMULATION VALUE

The total amount that this policy provides for investment at any time. The Accumulation Value is the total of the Fixed Accumulation Value and the Variable Accumulation Value.

CASH VALUE

The Accumulation Value minus any Surrender Charge.

CASH SURRENDER VALUE

The amount payable to you if you surrender this policy. It is the Cash Value minus any Loan Amount and unpaid Monthly Deductions.

THE CODE

The Internal Revenue Code of 1986, as amended.

FACE AMOUNT

The minimum Death Benefit payable as long as this policy is in force. The initial Face Amount is shown on the Policy Data Page. You may change the Face Amount as described in this policy.

FIXED ACCOUNT

All our assets other than those allocated to the Variable Account or any other separate account. We have complete ownership and control of the assets in the Fixed Account.

LOAN AMOUNT

The sum of all unpaid policy loans.

MONTHLY ANNIVERSARY

The same date in each succeeding month as your Policy Date. Whenever your Monthly Anniversary falls on a date other than a Valuation Date, the Monthly Anniversary will be the next Valuation Date.

POLICY DATE

The Policy Date is used in determining policy years, policy months, Monthly Anniversaries, and policy anniversaries. The
Policy Data Page shows the Policy Date.


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